Exhibit 99.1
ENTROPIC REPORTS THIRD QUARTER 2013 RESULTS
Conference Call to be Webcast Today at 1:30 p.m. Pacific Time
SAN DIEGO, October 29, 2013 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its third quarter results for the period ended September 30, 2013. Entropic reported third quarter net revenues of $56.4 million. This compares to net revenues of $70.6 million in the second quarter of 2013, and $89.8 million in the third quarter of 2012.
In accordance with U.S. generally accepted accounting principles (GAAP), the Company's third quarter net loss was $11.9 million, or $(0.13) per share (basic and diluted). This compares with GAAP net loss of $39.9 million, or $(0.44) per share (basic and diluted) in the second quarter of 2013, and net income of $0.4 million, or $0.00 per share (diluted) in the third quarter of 2012. Included in the GAAP operating results for the second quarter of 2013 is a charge of $26.7 million, or $0.30 per share (diluted), associated with the establishment of a valuation allowance related to federal deferred tax assets.
Non-GAAP net loss in the third quarter was $5.6 million, or $(0.06) per share (diluted), compared to non-GAAP net income of $0.6 million, or $0.01 per share (diluted) in the second quarter of 2013, and non-GAAP net income of $7.7 million, or $0.09 per share (diluted), in the third quarter of 2012.

“Entropic delivered revenue near the higher end of the guided range for the third quarter," said Patrick Henry, Entropic’s president and chief executive officer.  "We continue to drive innovation across our businesses and have made significant progress toward our long-term goals by developing new products and winning key tier-one designs.  We are focused on optimizing the connected home entertainment experience and we are confident that Entropic has the right strategy in place to address core operator needs, produce high-volume design-wins and create significant value for shareholders.”

	Three Months Ended
(In millions, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Net revenues	$56.4	$70.6	$89.8
GAAP net (loss) income	$(11.9)	$(39.9)	$0.4
GAAP net (loss) income per share (basic and diluted)	$(0.13)	$(0.44)	$0.00
Non-GAAP net (loss) income[1]	$(5.6)	$0.6	$7.7
Non-GAAP net (loss) income per share[1] (diluted)	$(0.06)	$0.01	$0.09
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

RECENT HIGHLIGHTS

Corporate Activities

•
Stock Repurchase Program: Entropic announced a $30 million stock repurchase program, which reflected the Board's ongoing commitment to maximizing shareholder value and continued confidence in Entropic's long-term strategic direction.

•
Executive Hires: Entropic appointed Matthew Rhodes as senior vice president, Global Marketing to oversee the development, execution and communication of the Company's overall product vision, strategy and roadmap across all market segments, worldwide.

New Design Wins
Entropic announced new design wins across the following product lines:

•	Set-Top Box (STB) System-on-a-Chip (SoC) Product Line:

◦	Jupiter Telecommunications Co., Ltd. (J:COM), the largest multiple system operator in Japan, unveiled its first IP-based Video-on-Demand (VOD) STB using an Entropic-powered PIXELA solution.

◦	Telefonica Czech Republic deployed a new interactive Eagle Kingdom Technologies (EKT) IP STB featuring Entropic’s STB SoC.

◦	LG CNS, the leading IT services company in South Korea, selected Entropic's Verimatrix-certified, high-performance hybrid STB SoC to deliver a secure and powerful TV viewing experience.

•	Discrete Multimedia over Coax Alliance (MoCA®) Product Line:

◦	Entropic announced its EN2510 is powering the Actiontec WCB3000, the latest MoCA-to-Wi-Fi® network adapter in Actiontec's Whole Home Wireless portfolio.

•	Direct Broadcast Satellite Outdoor Unit (DBS ODU) Product Line:

◦	Entropic and Wistron NeWeb Corporation (WNC) delivered DBS ODU systems for use at Sky Italia and Canal Digital.

◦	Entropic and Prime extended their reach in the Brazilian DBS ODU market by deploying a new Low Noise Block (LNB) solution at a leading Brazilian satellite operator.

•	Broadband Access:

◦	Jiuzhou integrated Entropic's c.LINK® 1.1 Ethernet over Coax (EoC) solution into its High Definition (HD) STBs.

Partnerships

•
Alticast: Entropic and Alticast demonstrated Reference Design Kit (RDK) STB solutions at multiple trade events in Q3 2013, which highlighted Alticast's proven RDK integration expertise on Entropic's powerful SoC platform.

•	Irdeto: Entropic announced its EN75xx family of highly-integrated HD STB SoC solutions, support Irdeto Media Protection.

•
OmniPhy: OmniPhy announced its Video Display IP Group shipped a new Silicon Intellectual Property platform to Entropic to support HDMI 2.0 TX and RX standards for the Ultra-High-Definition (UHD) market.

For More Information
Entropic management will be holding a conference call today, October 29, 2013 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company's results for the third quarter of fiscal 2013, and to provide guidance for the fourth quarter. You may access the conference call via any of the following:
Teleconference:         888-713-4199
Access Code:        66149967
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    54001616
About Entropic
Entropic™ (Nasdaq: ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, visit Entropic at: www.entropic.com.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs related to the Trident Microsystems, PLX Technology and Mobius Semiconductor transactions, amortization of intangible assets, the loss related to equity method investment, the impairment of investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, deferred tax asset valuation allowance, the cash tax difference and the restructuring charge.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our progress toward our long-term goals and our implementation of the right strategy and the objectives and outcome of that strategy. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; risks associated with the Trident Microsystems, PLX Technology and Mobius Semiconductor acquisitions including their integration into Entropic's existing operations; and other factors discussed in the "Risk Factors" section of Entropic's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2013 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenues	$56,376	$70,612	$89,825	$201,445	$231,980
Cost of net revenues	28,863	36,356	45,778	104,837	111,886
Gross profit	27,513	34,256	44,047	96,608	120,094
Operating expenses:
Research and development	28,510	28,334	28,072	84,914	69,214
Sales and marketing	6,137	6,017	6,966	18,609	18,986
General and administrative	5,751	5,456	5,718	17,290	19,592
Amortization of intangibles	443	495	930	1,868	1,645
Restructuring charges	(69)	1,763	—	1,694	—
Total operating expenses	40,772	42,065	41,686	124,375	109,437
(Loss) income from operations	(13,259)	(7,809)	2,361	(27,767)	10,657
Loss related to equity method investment	—	(335)	(799)	(1,115)	(2,536)
Impairment of investment	—	(4,780)	—	(4,780)	—
Other income, net	464	255	31	1,147	567
(Loss) income before income taxes	(12,795)	(12,669)	1,593	(32,515)	8,688
Income tax provision (benefit)	(860)	27,244	1,185	21,737	4,214
Net (loss) income	$(11,935)	$(39,913)	$408	$(54,252)	$4,474

Net (loss) income per share - basic and diluted	$(0.13)	$(0.44)	$0.00	$(0.60)	$0.05
Weighted average number of shares used to compute net (loss) income per share - basic	91,069	90,281	88,399	90,225	87,913
Weighted average number of shares used to compute net (loss) income per share - diluted	91,069	90,281	90,885	90,225	89,918

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2013	June 30, 2013	December 31, 2012
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,901	$14,349	$17,206
Marketable securities	59,549	91,334	79,981
Accounts receivable	40,797	45,452	41,847
Inventory	15,116	15,323	26,395
Deferred tax assets, current	13	—	7,157
Prepaid expenses and other current assets	17,405	15,323	11,988
Total current assets	160,781	181,781	184,574
Property and equipment, net	17,928	18,992	17,629
Long-term marketable securities	73,894	60,118	71,748
Intangible assets, net	50,487	53,355	46,997
Deferred tax assets, long-term	—	661	19,255
Goodwill	4,688	4,688	4,664
Other long-term assets	6,356	3,483	8,683
Total assets	$314,134	$323,078	$353,550
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,956	$14,910	$11,380
Accrued expenses and other current liabilities	7,158	8,273	8,067
Accrued payroll and benefits	8,156	9,223	9,474
Total current liabilities	30,270	32,406	28,921
Deferred rent	2,178	2,244	683
Other long-term liabilities	1,586	1,511	1,281
Stockholders' equity	280,100	286,917	322,665
Total liabilities and stockholders' equity	$314,134	$323,078	$353,550

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net (loss) income	$(11,935)	$(39,913)	$408	$(54,252)	$4,474
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	227	230	217	658	567
Research and development	2,766	1,975	2,030	6,730	5,554
Sales and marketing	510	516	675	1,324	1,679
General and administrative	1,089	1,054	1,283	3,109	3,182
Total stock-based compensation	4,592	3,775	4,205	11,821	10,982
Amortization of intangible assets:
Cost of net revenues	2,425	2,228	2,025	6,881	3,802
Operating expenses	443	495	930	1,868	1,645
Transaction and integration costs	—	244	183	244	4,484
Loss related to equity method investment	—	335	799	1,115	2,536
Impairment of investment	—	4,780	—	4,780	—
Adjustments to the fair value of PLX acquisition contingent consideration	—	(143)	230	(131)	230
Income tax effects of pre-tax adjustments	—	2,591	(2,930)	—	(8,288)
Cash tax difference (1)	(1,093)	(2,274)	1,899	(5,464)	6,357
Deferred tax asset valuation allowance	—	26,695	—	26,695	—
Restructuring charges (2)	(69)	1,763	—	1,694	—
Total of non-GAAP adjustments	6,298	40,489	7,341	49,503	21,748
Non-GAAP net (loss) income	$(5,637)	$576	$7,749	$(4,749)	$26,222
Weighted average shares (basic)	91,069	90,281	88,399	90,225	87,913
Adjustment for dilutive shares	—	2,152	2,486	—	2,005
Weighted average shares (diluted)	91,069	92,433	90,885	90,225	89,918
GAAP net (loss) income per share (basic)	$(0.13)	$(0.44)	$0.00	$(0.60)	$0.05
Non-GAAP adjustments detailed above	0.07	0.45	0.09	0.55	0.24
Non-GAAP net (loss) income per share (diluted)	$(0.06)	$0.01	$0.09	$(0.05)	$0.29

(1)
The Company's non-GAAP net (loss) income per share is calculated using the cash tax rate of (4)%, 29%, and 22% for the three month periods ended September 30, 2013, June 30, 2013, and September 30, 2012, respectively. The Company's non-GAAP net (loss) income per share is calculated using the cash tax rate of (12)% and 19% for the nine month periods ended September 30, 2013 and 2012, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income (loss). The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the three month periods ended September 30, 2013, June 30, 2013, and September 30, 2012 was approximately 7%, (215)%, and 74%, respectively. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the nine month periods ended September 30, 2013 and 2012 was approximately (67)% and 49%, respectively.

(2)
In June, 2013, we incurred a restructuring charge of $1.8 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions and refine our business operations. This plan resulted in a reduction of our personnel by 66 employees, or approximately 10% of our workforce.